SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            Georgetown Bancorp, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Federal                             (To be applied for)
---------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



2 East Main Street, Georgetown, MA                         01833
---------------------------------------     ------------------------------------
(Address of Principal Executive Offices)                 Zip Code)


    If this form relates to                If this form relates to
    the registration of a                  the registration of a
    class of securities pursuant           class of securities pursuant
    to Section 12(b) of the                to Section 12(g) of the
    Exchange Act and is effective          Exchange Act and is effective
    pursuant to General Instruction        pursuant to General Instruction
    A.(c), please check the following      A.(d), please check the following
    box.  |_|                              box.  |X|

         Securities Act registration statement file number to which this form relates: 333-119007

         Securities to be registered pursuant to Section 12(b) of the Act.

                         None                                  N/A
                   -------------------          --------------------------------
                    (Title of Class)            (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.10 per share
                    ----------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "The Reorganization and Stock Offering," "Description of Capital Stock of Georgetown Bancorp, Inc.," and "Restrictions on the Acquisition of Georgetown Bancorp, Inc. and Georgetown Savings Bank" in the Registrant's Registration Statement on Form SB-2 (File No. 333-119007), as filed on September 15, 2004 and as amended on October 28, 2004 and on November 12, 2004, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws, reference is made to ""Description of Capital Stock of Georgetown Bancorp, Inc.," and "Restrictions on the Acquisition of Georgetown Bancorp, Inc. and Georgetown Savings Bank" in the Registrant's Registration Statement, as amended.

Item 2.  Exhibits.
-----------------

         1. Registration Statement on Form SB-2 (File No. 333-119007), as filed on September 15, 2004 and as amended on October 28, 2004 and on November 12, 2004, which is hereby incorporated by reference.

         2. Charter of Georgetown Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-B2, as filed on September 15, 2004 and as amended on October 28, 2004 and on November 12, 2004).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-B2, as filed on September 15, 2004 and as amended on October 28, 2004 and on November 12,
                  2004).

         4.       Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4 of the Registration Statement on Form S-B2, as filed on September 15, 2004 and as amended on October 28, 2004 and on November 12, 2004).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          GEORGETOWN BANCORP, INC.



Date:   January 5, 2005               By: \s\ Joseph W. Kennedy
                                          --------------------------------------
                                          Joseph W. Kennedy
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer